Exhibit 10.2

Confidential Materials omitted and filed separately with the

Securities and Exchange Commission. Asterisks denote omissions.

6th AMENDMENT TO THE SERVICES AGREEMENT BETWEEN BOTTOMLINE TECHNOLOGIES, INC. AND BANK OF AMERICA, N.A.

Supplier Name:	Bottomline Technologies (de), Inc.	Agreement Number:	CW136262
Supplier Address:	325 Corporate Drive Portsmouth, NH 03801 United States	Addendum Number:	CW323227
Supplier Telephone:	1-603-436-0700	Addendum Effective Date:	September 15, 2011

This Amendment, made and entered into this 15th day of September, 2011 by and between BOTTOMLINE TECHNOLOGIES, INC. (hereinafter referred to as “Tech”) and BANK OF AMERICA, N.A. (hereinafter referred to as “Bank”).

WITNESSETH:

WHEREAS, Tech, as a subcontractor of the Bank, currently provides PayMode Processing Services to Bank Customers pursuant to the Services Agreement (CW 136262) (the “Agreement”);

WHEREAS, Schedule A and Schedule D of the Services Agreement were amended to add Paymode-X for Invoicing to the PayMode Processing Services as an Enhancement available to Bank’s Customers via a Second Amendment to the Agreement dated September 27, 2010.

WHEREAS, the parties desire to further amend Schedule A and Schedule D to add further Enhancements to Paymode-X for Invoicing;

NOW, THEREFORE, in consideration of the premises hereof and the mutual benefits to be derived hereby, the Agreement is hereby amended by adding the following provisions as follows:

Enhancement	Paymode-X Core and Check Print production for large volume opportunity – pricing concession

Category	BAC Customer-Driven Request - [**]

Functional Summary

•      Background

•      Bank of America has a very strategic opportunity to bid on [**] AP business which would include Paymode ACH and check printing

•      Bank of America is asking that BT view this as a strategic opportunity and partner on contract pricing for both services.

•      Currently today there are around [**] items per month being printed within their shared service center.

Check Print Request

Check print services only (one page) with envelope

Per check            $[**]*

*  Assumes [**] checks monthly.

All other services would be in addition to this quote. Postage will go out at presort rates. Cost per mail piece will not exceed the USPS Mixed AADC rate which is $0.390 for one ounce first class mail as of April 17, 2011.

Paymode-X (ACH)

[**]/payment** Based on approx. [**] (monthly) paper payments being converted to electronic.

*        If transaction volumes deviate more than [**]% from the projections Tech reserves the right to revisit this pricing proposal.

**     Payments processed for [**] will not be included in the volumes analyzed for the Core transaction floor.

D. Inconsistencies: In the event of any inconsistencies in the terms of the Services Agreement and this Amendment, the terms of this Amendment shall control with respect to the provisions set out herein.

E. All Other Provisions: Except as to the terms amended by this Amendment, all other terms and conditions of the Services Agreement are declared by the parties to be in full force and effect, and except as otherwise provided in this Amendment, all defined terms used in this Amendment shall have the meanings set forth for such terms in the Services Agreement.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives this 15th day of September 2011.

(“Bank”)
Bank of America, N.A.

/s/ Dani Folsom	10/25/2011
Signature	Date

Dani Folsom
(Printed Name)

VP, Sourcing Manager
(Title)

(“Tech”)
Bottomline Technologies (de), Inc.

/s/ Eric Morgan	10/25/2011
Signature	Date

Eric Morgan
(Printed Name)

VP, Global Controller
(Title)